Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration No. 333-226728 on Form S-3 and Registration Statement Nos. 333-225309, 333-218075, 333-211098, 333-185968 and 333-187179 on Form S-8 and Post-effective Amendment No. 1 to Registration Statement No. 333-190725 on Form S-1 of PBF Energy Inc. of our report dated February 21, 2019, relating to the consolidated financial statements of PBF Energy Company LLC, appearing in this Annual Report on Form 10-K of PBF Energy Inc. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
February 21, 2019